   As filed with the Securities and Exchange Commission on January 17, 2002
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 AMX CORPORATION
             (Exact name of Registrant as specified in its charter)

             Texas                                               75-1815822
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               3000 Research Drive
                             Richardson, Texas 75082
          (Address, including zip code, of principal executive offices)


                                 AMX Corporation
                        1996 Employee Stock Purchase Plan
                            (Full title of the plans)


                                Robert J. Carroll
                                 AMX Corporation
                               3000 Research Drive
                             Richardson, Texas 75082
                     (Name and address of agent for service)


                                 (469) 624-8000
          (Telephone number, including area code, of agent for service)


                                   copies to:
                            A. Michael Hainsfurther
                         Munsch Hardt Kopf & Harr, P.C.
                               4000 Fountain Place
                                1445 Ross Avenue
                               Dallas, Texas 75202
                                  214-855-7500

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                       Proposed          Proposed
  Title of securities to be        Amount to            maximum           maximum              Amount of
         registered                   be             offering price      aggregate         registration fee
                                 registered/(1)/     per share/(2)/    offering price/(2)/
----------------------------------------------------------------------------------------------------------------
Common Stock, par                    250,000              $2.79             $697,500             $65.00
value $.01 per share ........        shares
================================================================================================================

/(1)/ The shares to be registered under this Registration Statement represent additional shares authorized to be issued under the AMX Corporation 1996 Employee Stock Purchase Plan. 250,000 shares were previously registered on the registrant's Registration Statement on Form S-8 (File No. 333-02202) filed with the Securities and Exchange Commission on March 11, 1996.

/(2)/ Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for purposes of computing the registration fee based upon the average of the high and low sales prices per share for the Common Stock reported on The Nasdaq National Market on January 10, 2002, for all shares being registered. Because there are shares still available for grant under the AMX Corporation 1996 Employee Stock Purchase Plan and the exercise prices thereof may be based on the fair market value of the Common Stock on the date of grant, it is not possible as of the date hereof to determine the maximum offering price per share of the shares of Common Stock to be offered under the plan and such prices may be more or less than $2.79 per share.

================================================================================

                                EXPLANATORY NOTE

        This Registration Statement is being filed by AMX Corporation (the "Company") for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed (File No. 333-02202), registering 250,000 shares of Common Stock of the Company for issuance under the Company's 1996 Employee Stock Purchase Plan (the "Plan).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plan and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, which AMX Corporation (the "Company") has filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

        (i) The Company's Annual Report on Form 10-K for the year ended March 31, 2001;

        (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001;

        (iii) The Company's Current Reports on Form 8-K, filed with the Commission on April 5, 2001, May 31, 2001, June 15, 2001, September 5, 2001, October 5, 2001, November 9, 2001, and November 29, 2001; and

        (iv) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-26924), as filed with the Commission pursuant to the Exchange Act on October 5, 1995, as may be amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

        Any future filings made by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        Article VIII of the Company's Amended and Restated Articles of Incorporation, as amended, provides the following:

        "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

            (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

            (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

            (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

            (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

        Article IX of the Company's Amended and Restated Articles of Incorporation, as amended, provides the following:

        "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the extent permitted by applicable state or federal law as in effect from time to time."

        Section 7.06 of the Company's Amended and Restated Bylaws, as amended, provides the following:

        "The Corporation shall have the authority to and shall indemnify and advance expenses to the Directors, officers, employees, and agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

         The Company currently has in effect a directors and officers liability insurance policy covering the directors and executive officers of the Company and its subsidiaries.

         The Company has entered into various Indemnification Agreements with certain of its directors that provide that the Corporation will indemnify such individuals to the fullest extent provided by law.

         The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

         As a result of these provisions or agreements, the Company and its shareholders may be unable to obtain monetary damages from a director or officer for breach of the duty of care. Although shareholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number                       Document Description
         ------                       --------------------

          4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Form S-8 filed March 11, 1996 (File No. 333-02202)).

          4.2 Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference from Exhibit 99.1 to the Company's Current Report on Form 8-K, filed September 10, 1999 (File No. 0-026924)).

          4.3 Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Form 10-Q filed November 14, 2001 (File No. 0-026924)).

          4.4 Amended and Restated Bylaws of the Company, as amended (incorporated by reference from Exhibit 3.2 to the Company's Form 10-Q filed November 14, 2001 (File No. 0-026924)).

          4.5*      Specimen certificate for the Company's Common Stock.

          4.6* AMX Corporation 1996 Employee Stock Purchase Plan, as amended.

      5.1*     Opinion of Munsch Hardt Kopf & Harr, P.C.

      23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

      23.2*    Consent of Ernst & Young LLP, independent auditors.

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).

___________________
  *Filed herewith.

Item 9.  Undertakings.

        (a)     The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on January 16, 2002.

                                AMX CORPORATION

                                By: /s/ Robert J. Carroll
                                   ---------------------------------------------
                                        Robert J. Carroll
                                        Chairman of the Board, Chief Executive
                                        Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AMX Corporation, a Texas corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Robert J. Carroll and Jean M. Nelson, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, and in any and all capacities, to sign such Registration Statement and any or all amendments thereto (including post-effective amendments and amendments thereto) and all other documents in connection therewith to be filed with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 16, 2002.

                Signature                             Title
                ---------                             -----

     /s/ Robert J. Carroll               Chairman of the Board, Chief Executive
     --------------------------------           Officer and President
             Robert J. Carroll              (Principal Executive Officer)



     /s/ Peter D. York                          Senior Vice President and
     --------------------------------       Vice Chairman of the Board
             Peter D. York


     /s/ Jean M. Nelson                 Chief Financial Officer, Secretary and
     --------------------------------       Treasurer (Principal Financial
             Jean M. Nelson                     and Accounting Officer)



     /s/ Thomas L. Harrison                             Director
     --------------------------------
             Thomas L. Harrison

      /s/ Richard Smith                                      Director
     ------------------------------------------
                Richard Smith


      /s/ J. Otis Winters                                    Director
     ------------------------------------------
                J. Otis Winters


      /s/ John E. Wilson                                     Director
     ------------------------------------------
                John E. Wilson


      /s/ Pat Summerall                                      Director
     ------------------------------------------
                Pat Summerall